SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 29, 2006
 Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1400 West 400 North
Orem, UT 84057
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                 Completion of Acquisition or Disposition of Assets

On September 29, 2006, the Registrant, under the name Mountain States Holdings, Inc., a Colorado corporation (“Mountain States”), exchanged, pursuant to a Share Exchange Agreement with Domestic Energy Partners, LLC. (“DEP”) (“Share Exchange Agreement”), an aggregate of 28,500,000 shares of its common stock for all of the issued and outstanding equity and voting interests of DEP (“DEP Interests”) from the DEP Security Holders.  At the closing of the Share Exchange Agreement on September 29, 2006 (the “Closing”), Mountain States changed its name to “Better Biodiesel, Inc.” (“Better Biodiesel”).

Immediately following the Closing, there were 30,500,000 shares of the Registrant’s common stock outstanding and DEP became a wholly-owned subsidiary of the Registrant. The business, operations, management and other material information concerning DEP is set forth below in this Item 2.01. All references to the “Company,” “DEP,” “we” or “us” refer to the now combined operations of the Registrant and DEP.

BUSINESS

Overview

Domestic Energy Partners (DEP) is an emerging stage biodiesel manufacturing company currently producing high quality biodiesel fuel to sell to distributors and petroleum refiners.

DEP has developed proprietary technology that significantly reduces the costs of biodiesel production while speeding up the production timeline, increasing the volume of fuel that can be made within a given time period and reducing the amount of land needed for the production plant.

DEP has filed a provisional patent application, Serial No. 60/736,674, with the United States Patent and Trademark Office.

DEP’s research indicates that it is the only manufacturer in the United States with this innovative, or any similar, technology, providing DEP with production advantages as to efficiency, volume and continuous flow in the automated processing of biodiesel fuel.

The market for alternative fuels is experiencing sustainable growth: biodiesel fuel is currently the only alternative fuel that runs in any conventional, unmodified diesel engine; it can be stored exactly like petroleum diesel; it can be made from seed oil such as canola and soybean, as well as from used waste oils and even animal fat oils.  These characteristics make biodiesel an economically viable alternative fuel, available today.

Minnesota and Montana have already initiated requirements that biodiesel be blended with petroleum diesel to reduce polluting emissions believed to be contributing to global warming (B5 is 5% biodiesel blended with 95% petroleum diesel, and B20 is 20% biodiesel blended with 80% petroleum diesel).  Seven other states are in the process of initiating similar mandates.  Such initiatives indicate the growth potential of the biodiesel market over the next several years. DEP’s exclusive technology provides it with the opportunity to become a significant manufacturer of biodiesel in the country within the next 12 months.

DEP’s first plant is in Spanish Fork, Utah. DEP aims to acquire a large customer base of fuel distributors and refiners over the next 12 months, primarily by keeping the price of its biodiesel below that of other manufacturers and by providing reliable levels of production.

The Biodiesel Industry

Biodiesel fuel is one of the most viable and well-researched alternative renewable fuels on the market today.

When compared with traditional refining methods, DEP’s improved technology increases the amount of biodiesel that can be produced in a given time period and simultaneously lowers the cost of production. These two factors are expected to give DEP a competitive edge in the biodiesel fuel marketplace.

Given the environmental and economic advantages of biodiesel, the market potential for this alternative fuel approaches and may be equivalent to the national and international petroleum-based fuel market.

Products and Manufacturing Process

DEP’s proprietary production process eliminates a costly and time-consuming step in refining biodiesel. Traditional methods use a caustic chemical in processing that must be removed from the fuel before the fuel can be used in an engine.  The standard practice to remove the offending chemical is to use large amounts of water to “wash” the fuel.  This process creates contaminated water, which, in the next step in the traditional method, is transferred to an evaporation pond (these ponds usually cover several acres), leaving the original caustic chemical in the bottom of the pond. The chemical residue is then removed from the pond prior to adding the next batch of contaminated water.

DEP’s proprietary technology does not use a caustic chemical in processing. Therefore the entire washing and evaporation step is eliminated.

With its improved technology, the major benefits of which include high volume output with minimal space requirements, as compared with the traditional method, DEP’s equipment consistently produces biodiesel fuel that meets the American Society of Testing and Materials (ASTM) D-6751 standard for pure one hundred percent (B100) biodiesel fuel.  The purity of the finished fuel enables DEP to forego typical post-reaction processing—no wastewater treatment is required.  DEP employs a high-speed, high-volume automated process.

Glycerol is a by-product of the biodiesel production process. Although DEP has not included the revenue potential of selling this bi-product, it would be prudent for DEP to explore glycerol processing as an additional income stream in the future, as DEP technology produces glycerol of a higher quality than conventional glycerol by-products.

Competitive Advantages

The following table summarizes DEP’s view of its competitive advantages:

	DEP’S COMPETITIVE	TRADITIONAL BIODIESEL
	ADVANTAGES	PRODUCTION METHOD
REFINING TECHNOLOGY

DEP’s proprietary technology is a self-contained, efficient, high volume continuous flow production method. With no caustic chemicals or toxic wastewater to dispose of, DEP’s production costs are lower and timelines are shorter.

Traditional methods use caustic chemicals and a water wash cycle in processing. This water becomes contaminated and must be evaporated off to separate the toxin from the water. This is a time consuming and expensive process.

EFFICIENT USE OF SQUARE FOOTAGE

One of DEP’s existing processing machines can process 10,000 gallons of fuel a day in a space the size of a one car garage. Storage tanks for feedstock oils and finished fuel can be smaller because of the continuous flow of our technology.

Producing 10,000 gallons of fuel a day would require several acres of open land to evaporate the amount of water needed to “wash” the fuel. Fuel storage capacity would have to be larger to accommodate “batch” production.

QUALITY CONTROL	DEP’s processors contain over 500 computer sensors and monitors to ensure every gallon of fuel produced meets the ASTM D-6751 standard.	Inconsistent quality is often a problem for traditional biodiesel manufacturers.

SUPPLY & MARKET DEMANDS	Production volumes can be rapidly increased or decreased to meet market demand.	The longer production time of traditional processing slows response to changing markets.

Estimated Per Gallon Production Cost Projections for 1st Year Biodiesel Production

Item	Cost Per Gallon
Feedstock Oils (50% virgin, 50% used oils)	$1.75
Methanol	.10
Electricity	.02
Technician Labor	.03
Cost per Gallon	$1.90

DEP, based on its evaluation of its production facilities, projects that it will have 39 million (or more) gallons of production capacity by the end of its first 12 months in operation.  Initial production began in May 2006.

Distribution

We commenced establishing relationships with distributors in 2006 and have entered into a contract with Imperial Petroleum, Inc.  In the next several years, we expect to double our distributor relationships in the national and international markets.  During each of the next two years; our goal is to establish 10 such relationships over the next 12 months and an additional 20 in 2007 and 40 in 2008.

Competition

While supply and demand of petroleum-based fuels will always be a factor in our competitiveness, we believe our most important competitors in the United States are other producers of biodiesel.  We anticipate that our product will remain highly competitive because our technology, production costs and timelines are more efficient as compared to traditional methods of biodiesel production.

Market Growth

In 2005, the amount of biodiesel sold in the United States totaled about 70 million gallons against a total diesel fuel consumption of 60-70 billion gallons, accounting, therefore, for less than two-tenths percent (0.2%) of the total diesel production nationally.  Biodiesel is immediately interchangeable in the market with petroleum diesel, requiring no downstream investment for building new distribution systems, or requiring any vehicle modifications of biodiesel.

Sales to existing diesel engines for 2006 are expected to reach 135 million gallons.  These production totals fall significantly short of meeting the growing national and global demand for biodiesel fuel.  The growth potential in this market is great and unhampered by the relative cost of new infrastructure investments required with increased usage of ethanol blended fuels.  There are 44 new biodiesel plants under construction across the United States.  Most of them have very low total capacity because they are using traditional technology.  DEP’s ability to expand its production capacity in-house with its own advanced technology and fabricators will help DEP obtain and maintain a position among the top biodiesel producers indefinitely.  According to the National Biodiesel Organization website (biodiesel.org), the largest producer in the United States at this time currently has the capacity to make 30 million gallons per year.  DEP projects that it has the potential to reach a first-year capacity of 39 million gallons, its second year totals are expected to reach 111 million gallons and third year production capacity are expected to reach 183 million gallons.

Industry Regulation

Biodiesel is the first and only alternative fuel to have a complete evaluation of emission results and potential health effects submitted to the United States Environmental Protection Agency (EPA) under the Clean Air Act Section 211(b). These programs include the most stringent emissions testing protocols ever required by the EPA for certification of fuels or fuel additives.  The data gathered completes the most thorough investigation of the environmental land human health effects attributes that current technology will allow.

The EPA has surveyed the large body of biodiesel emissions studies and averaged the Health Effects testing results with other major studies. The results are seen in the table below.  To view the EPA’s report titled “A Comprehensive Analysis of Biodiesel Impacts on Exhaust Emissions”, visit www.epa.gov/otaq/models/biodsl.htm

AVERAGE BIODIESEL EMISSIONS COMPARED TO CONVENTIONAL DIESEL, ACCORDING TO EPA

Emission Type	B100 B20
Regulated	-67%	-20%
Total Unburned Hydrocarbons	-48%	-12%
Carbon Monoxide	47%	-12%
Particulate Matter	+10%	+2%
Nox Non-Regulated Sulfates	-100%	-20	%*
PAH (Polycyclic Aromatic Hydrocarbons)**	-80%	-13%
nPAH (nitrated PAH’s)**	90%	-50	%***
Ozone potential of speciated HC	50%	-10%

* Estimated from B100 result

** Average reduction across all compounds measured

*** 2-nitroflourine results were within test method variability

The ozone (smog) forming potential of biodiesel hydrocarbons is less than diesel fuel.  The ozone forming potential of the speciated hydrocarbon emissions is 50 percent less than that measured for diesel fuel.

Sulfur emissions are essentially eliminated with pure biodiesel.  The exhaust emissions of sulfur oxides and sulfates (major components of acid rain) from biodiesel are essentially eliminated compared to diesel.

Criteria pollutants are reduced with biodiesel use.  Tests show the use of biodiesel in diesel engines results in substantial reductions of unburned hydrocarbons, carbon monoxide, and particulate matter.  Emissions of nitrogen oxides stay the same or are slightly increased.

Carbon Monoxide — The exhaust emissions of carbon monoxide (a poisonous gas) from biodiesel are on average 48 percent lower than carbon monoxide emissions from diesel.

Particulate Matter — Breathing particulate has been shown to be a human health hazard.  The exhaust emissions of particulate matter from biodiesel are about 47 percent lower than overall particulate matter emissions from diesel.

Hydrocarbons — The exhaust emissions of total hydrocarbons (a contributing factor in the localized formation of smog and ozone) are on average 67 percent lower for biodiesel than diesel fuel.

Nitrogen Oxides —NOx emissions from biodiesel increase or decrease depending on the engine family and testing procedures. NOx emissions (a contributing factor in the localized formation of smog and ozone) from pure (100%) biodiesel increase on average by 10 percent. However, biodiesel’s lack of sulfur allows the use of NOx control technologies that cannot be used with conventional diesel. Additionally, some companies have successfully developed additives to reduce Nox emissions in biodiesel blends.

Biodiesel reduces the health risks associated with petroleum diesel — Biodiesel emissions show decreased levels of polycyclic aromatic hydrocarbons (PAH) and nitrated polycyclic aromatic hydrocarbons (nPAH), which have been identified as potential cancer causing compounds. In Health Effects testing, PAH compounds were reduced by 75 to 85 percent, with the exception of benzo(a)anthracene, which was reduced by roughly 50 percent.  Targeted nPAH compounds were also reduced dramatically with biodiesel, with 2-nitrofluorene and 1nitropyrene reduced by 90 percent, and the rest of the nPAH compounds reduced to only trace levels.

Employees

DEP has 10 employees, all of whom work at DEP’s facility in Spanish Forks, Utah.

Offices

All DEP manufacturing and fabrication activities take place at DEP’s production plant, located on an operational rail spur in Spanish Fork, Utah, just off Interstate Highway 15. The plant is visible from the highway, providing an excellent marketing opportunity with signage on one of the busiest highways in the United States. The close proximity to the highway and the rail spur provide efficient delivery of feedstock oils and shipment of finished biodiesel fuel.

Legal Proceedings

The Company is not involved in any pending or threatened legal proceedings.

MANAGEMENT

Directors, Executive Officers and Key Employees

Neither the Company, its property, nor any of its directors or officers is a party to any pending legal proceeding, nor have they been subject to a bankruptcy petition filed against them.  None of its officers or directors has been convicted in, nor is subject to, any criminal proceeding.

The names and ages of the directors and executive officers of the Company and their positions with the Company are as follows:

Name	Age	Position

Ron Crafts	50	Chairman and Chief Executive Officer

John Crawford	41	President, Chief Technology Officer and Director

Lynn Dean Crawford	62	Chief Operations Officer

Peter Kristensen	44	Vice President of Corporate Development and Director

F. Briton McConkie	60	Vice President of Business Development and Director

David M. Otto	47	Director

Officers and Directors

Ron Crafts, Chairman and Chief Executive Officer

Mr. Crafts, age 50, is an entrepreneur with 23 years of experience in business management and operations.  Mr. Crafts was a Utah “Best of State” winner of the “Entrepreneur of the Year” award in 2005 for his successful catering company, Culinary Crafts, LLC.  Culinary Crafts has been fueling their fleet of 14 vehicles and their auxiliary generators with biodiesel produced from DEP’s machinery for the past two years.  Mr. Crafts attended college at Brigham Young University and has a background in accounting.

John Crawford, President, Chief Technology Officer and Director

Mr. Crawford, age 41, is the inventor of the Company’s improved refining technology, and is in charge of all scientific development and advisory.  Mr. Crawford is a chemical engineer who has co-authored numerous scientific papers and holds several patents in the area chemical science and engineering. Mr. Crawford’s career began in environmental chemistry at Brigham Young University.  Since that time he has had 16 years of experience developing chemical reaction measuring devices and equipment.

Lynn Dean Crawford, Chief Operations Officer

Mr. Crawford, age 62, has extensive experience in all aspects of technical engineering management, research and development, large-scale maintenance and logistics support for operations, government compliance oversight, mechanical design, computer systems and software implementation, and employee supervision.  Mr. Crawford has over 25 years of experience in technical management positions of small and large companies, with 11 of those positions at the corporate level.  Since 2002, Mr. Crawford has also been an independent consultant, providing guidance on project management, product design, patent development and regulatory support to start-up companies.  Mr. Crawford received a B.S.E. in Mechanical Engineering and a Masters in Mechanical Engineering from Brigham Young University in 1971.

Peter Kristensen, Vice President of Corporate Development and Director

Mr. Kristensen, age 44, is Vice President of Corporate Development and a Director of the Company.  He is responsible for contract procurement of feedstock as well as forming key business alliances worldwide.  Mr. Kristensen also acts as an independent business consultant, assisting in facilitating and arranging capital formations and advising on issues related to mergers and acquisitions, as well as corporate governance.  Since 1998, Mr. Kristensen has also been a business consultant, facilitating and arranging capital formations, evaluating business opportunities and deal structuring, and advising on mergers and acquisitions and corporate governance issues.  Mr. Kristensen received a B.S. in Geophysical Engineering from the University of Utah in 1985.

F. Briton McConkie, Vice President of Business Development and Director

Mr. McConkie, age 60, is Vice President of Business Development and a Director of the Company.  His responsibilities include structuring biodiesel joint ventures, strategic alliances and distribution transactions all over the world.  Since 1994, Mr. McConkie has been a principal at Wasatch Capital in Salt Lake City, where he has worked with investors and institutions on deal structuring and capital formation involving 504, 505, 506 offering placements and partnerships.  Mr. McConkie has worked to provide financing for NASDAQ companies.  Mr. McConkie received a Bachelor of Science from the University of Utah in 1971.

David M. Otto, Director and General Securities Counsel

Mr. Otto, age 47, is a Director of the Company.  Mr. Otto is a Seattle-based attorney and the President of The Otto Law Group. Mr. Otto’s practice is focused on corporate finance, securities, mergers/acquisitions, corporate law and governance. Mr. Otto began his practice on Wall Street in New York City in 1987 with the Hughes, Hubbard and Reed law firm, where he concentrated on significant corporate leveraged buyout and takeover transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies.  In July 1999, Mr. Otto founded The Otto Law Group PLLC in Seattle to better serve privately-held and publicly traded technology-based start-up, emerging growth and middle-market companies with respect to corporate finance, capital markets, securities, strategic development, corporate governance, mergers, acquisitions and venture capital and private equity matters.   Mr. Otto is a Director of VocalScape, Inc., Sinofresh Healthcare, Inc., TechAlt, Inc., Avisere, Inc., and Saratoga Capital Partners, Inc.  Mr. Otto has authored “Venture Capital Financing”,  “Taking Your Company Public” and “Structuring the Deal:  Fundamental Issues to Consider In Connection With Buying or Selling a Business” and lectured to businessmen, accountants, lawyers, and graduate students at the University of Washington Business School on venture capital financing, going public and mergers and acquisitions.  He is a member of the American Bar Association Committee on the Federal Regulation of Securities, Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee of the ABA’s Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington. Mr. Otto graduated from Harvard University in 1981, where he earned his A.B. in Government and was the recipient of the Harvard-Shrewsbury Fellowship, and Fordham University School of Law in 1987, where he earned his Juris Doctorate and served as a Commentary Editor on the Fordham International Law Journal.

Employment Agreements and Compensation

John Crawford and Lynn Dean Crawford each received compensation in the amount of $5,000 per month since July 1, 2006.  As of the date of this Report, the Registrant has not entered into any employment agreements, nor has it established compensation for any of its employees.  The Registrant expects to enter into employment agreements with its officers and directors within 60 days following the closing of the Share Exchange Agreement.

Equity Incentive Plan

As of the date of this Report, the Registrant has not entered into any Equity Incentive Plans.

PRINCIPAL STOCKHOLDERS

As of the date of this Report, there are 30,500,000 shares of common stock issued and outstanding. The following table sets forth certain information regarding the beneficial ownership of the outstanding shares as of the date of this Report assuming all shares of preferred stock have been converted into common stock by

(i) each person who is known by us to own beneficially more than 5% of our outstanding common stock; (ii) each of our executive officers and directors; and (iii) all of our executive officers and directors as a group.

Except as otherwise indicated, each such person has investment and voting power with respect to such shares, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned

Ron Crafts	5,250,000	17.21%

John Crawford	5,250,000	17.21%

Lynn Dean Crawford	3,755,500	12.31%

Peter Kristensen	2,625,000	8.61%

F. Briton McConkie	2,625,000	8.61%

David M. Otto	1,500,000	4.92%

Capital Group Communications, Inc.	4,500,000	14.75%

TOTAL	25,505,500	83.62%

RISK FACTORS

You should carefully read and consider the risks and uncertainties below and the other information contained in this report.  The risks and uncertainties described below are not the only ones we may face.  The following risks, together with the additional risks and uncertainties not currently known to us or that we currently deem immaterial could impair our financial condition and results of operation.

Risks Related to Our Business and Industry

Our current operations have a limited operating history and our Spanish Fork plant only recently commenced operations, which make us a speculative investment.

DEP began manufacture of high volume biodiesel equipment and fuel (methyl esters) with patented biodiesel fuel production technology in May 2006.  Since the inception of our current business operations, we have been engaged in organizational activities, including developing a strategic operating plan, entering into contracts, hiring personnel, developing processing technology, raising private capital and seeking acquisitions.  Our primary production facility in Spanish Fork, Utah only began operating in July 2006.  Accordingly, we have limited relevant operating history upon which an evaluation of our performance and prospects can be made.  We are subject to all of the business risks associated with a new enterprise, including, but not limited to, risks of unforeseen capital requirements, failure of market acceptance, failure to establish business relationships and competitive disadvantages as against larger and more established companies.

We have had a history of net losses and our biodiesel technologies are unproven on a large-scale commercial basis and could fail to perform in a commercial production environment, which would likely have a detrimental effect on the long-term capital appreciation of our stock.

During the period from May 18, 2005 (date of inception) to the date of this filing, we have incurred a net loss of $217,108, and may incur additional losses thereafter, depending upon our ability to generate material revenues or achieve profitable operations from biodiesel production.  While we believe that our technology production of biodiesel fuel is innovative compared with the existing, more mature technology in the market, other technologies for production may still be in development.

The technologies being pursued by us have never been utilized on a large-scale commercial basis.  All of the tests conducted to date by us with respect to our biodiesel technologies have been performed on limited quantities of feed stocks, and we cannot assure you that the same or similar results could be obtained at competitive costs on a large-scale commercial basis.  We have never utilized these biodiesel technologies under the conditions or in the volumes that will be required to be profitable and cannot predict all of the difficulties that such an increase in the scale of production may arise.

Furthermore, it is possible that the technologies, when used, may require further research, development, design and testing prior to larger-scale commercialization.  Accordingly, we cannot assure you that these technologies will perform successfully on a large-scale commercial basis or that they will be profitable to us.

Failure to make accretive acquisitions and successfully integrate them could adversely affect our future financial results.

As part of our growth strategy, we will seek, when management deems advantageous to the Company, to acquire or invest in complementary (including competitive) businesses, facilities or technologies and enter into co-location joint ventures.  Our goal is to make such acquisitions, integrate these acquired assets into our operations and reduce operating expenses.  The process of integrating these acquired assets into our operations may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for the ongoing development of our business.  We cannot assure you that the anticipated benefits of any acquisitions will be realized.  In addition, future acquisitions by us could result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities and amortization expenses related to goodwill and other intangible assets, any of which can materially and adversely affect our operating results and financial position.  Acquisitions also involve other risks, including entering geographic markets in which we have no or limited prior experience and the potential loss of key employees.

Our business employs proprietary technology and information which may be difficult to protect and may infringe on the intellectual property rights of third parties.

We currently have pending patent applications on our proprietary technology filed with the United States Patent and Trademark Office and may in the future file foreign patent applications.  Our success depends, in part, on our ability to obtain patents, maintain trade secrecy and operate without infringing on the proprietary rights of third parties.  We cannot assure you that the patents of others will not have an adverse effect on our ability to conduct our business, that any of our pending patent applications will be approved, that we will develop additional proprietary technology that is patentable or that any patents issued to us will provide us with competitive advantages or will not be challenged by third parties.  Further, we cannot assure you that others will not independently develop similar or superior technologies, duplicate elements of our biomass technology or design around it.

It is possible that we may need to acquire licenses to, or to contest the validity of, issued or pending patents or claims of third parties.  We cannot assure you that any license acquired under such patents would be made available to us on acceptable terms, if at all, or that we would prevail in any such contest.  In addition, we could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s patents or in defending the validity or enforceability of our patents, or in bringing patent infringement suits against other parties based on our patents.

In addition to patent protection, we also rely on trade secrets, proprietary know-how and technology that we seek to protect, in part, by confidentiality agreements with prospective joint venture partners, employees and consultants.  We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets and proprietary know-how will not otherwise become known or be independently discovered by others.

We will have a need for financing in order to sustain our operations and expand, which may not be available when needed.  If we cannot obtain needed funding to sustain our operations and expand we may have to curtail our operations, sell some of our assets or take actions that may dilute your financial interest.

We have financed our operations to date through capital contributions by Company stockholders. Based on our current financial position, cash forecast and plan of operation, we believe that we have adequate cash resources to sustain our operations through this year.  However, future capital requirements could vary significantly and will depend on certain factors, many of which are not within our control.  These include the nature of ongoing development and testing of our proprietary biodiesel technologies, the nature and timing of plant improvements, construction, permitting and acquisitions, and the availability of financing.  The expansion of our business will require us to commit significant capital resources in amounts substantially in excess of our current financial resources.

We are dependent upon Ron Crafts, our Chairman, and John Crawford, our President and Chief Technical Officer, whom we need to be successful.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of Ron Crafts, our Chairman and Chief Executive Officer, and John Crawford, our President and Chief Technical Officer, due to their contacts in the biodiesel industry and their overall insight into our business direction.  Our failure to retain Messrs. Crafts and Crawford, or to attract and retain additional qualified personnel, could adversely affect our operations.  We do not currently carry key-man life insurance on any of our officers.  See “Management.”

Because we are smaller and have fewer financial resources than many larger biodiesel producers, we may not be able to successfully compete in the biodiesel industry.

There is significant competition among biodiesel producers.  Our business faces competition from larger plants, from plants that can produce a wider range of products than we can, and from other plants similar to our existing and proposed biodiesel plants.  Our biodiesel plants will be in direct competition with other biodiesel producers, many of which have greater resources than we currently have.  Large biodiesel producers are capable of producing a significantly greater amount of biodiesel than we can and expect to produce.

Competition from large producers of petroleum-based diesel fuels and other competitive products may impact our profitability.

Our existing and proposed biodiesel plants will also compete with producers of petroleum-based diesel fuels.  The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of biodiesel.  These other companies also have significant resources to begin production of biodiesel should they choose to do so.

Our profits are impacted by feedstock oil prices, which could impact the value of your investment.

Our biodiesel production is dependant on feedstock oils, which are derived from agricultural commodities such as soybeans, and animal fats.  A significant reduction in the harvest of these commodities due to adverse weather conditions, farmer planting decisions, including price points for alternative crops, domestic and foreign government farm programs and policies, global demand and supply, or other factors could result in increased feedstock oil costs, which would thus increase our cost to produce biodiesel.  The significance and relative impact of these factors on the price of these feedstock oil commodities is difficult to predict.  Significant variations in actual growing conditions from normal growing conditions may also adversely affect our ability to procure feedstock for our operations.  Any events that tend to negatively impact the supply of feedstock oil commodities will tend to increase prices and harm our business.

Rising feedstock prices produce lower profit margins for the production of biodiesel and, therefore, represent unfavorable market conditions.  This is especially true when market conditions do not allow us to pass along increased feedstock costs to our customers.  The price of soybeans and other feedstock commodities has fluctuated significantly in the past and may fluctuate significantly in the future.  We cannot assure you that we will be able to offset any increase in the price of feedstock by increasing the price of our product.  If we cannot offset increases in the price of feedstock oil, our financial performance may be materially and adversely affected.

If petroleum diesel prices drop significantly, we will also be forced to reduce our prices, which potentially may lead to further losses.

Prices for biodiesel products can vary significantly over time and decreases in price levels could adversely affect our profitability and viability.  The price of biodiesel has some relation to the price of petroleum diesel, as well as gasoline.  The price of biodiesel tends to increase as the price of petroleum diesel increases, and the price of biodiesel tends to decrease as the price of petroleum diesel decreases.  Any lowering of petroleum prices will likely also lead to lower prices for biodiesel and adversely affect our operating results.  We cannot assure you that we will be able to sell our biodiesel profitably, or at all.

Increased biodiesel production in the United States could increase the demand for feed stocks and the resulting price of feed stocks, reducing our profitability.

New biodiesel plants are under construction or planning throughout the United States.  This increased biodiesel production could increase feedstock demand and prices, resulting in higher production costs and lower profits.

Price increases or interruptions in needed energy supplies could cause loss of customers and impair our profitability.

Biodiesel production requires a constant and consistent supply of energy.  If there is any interruption in our supply of energy for whatever reason, such as availability, delivery or mechanical problems, we may be required to halt production.  If we halt production for any extended period of time, it will have a material adverse effect on our business.  Natural gas and electricity prices have historically fluctuated significantly.  We purchase significant amounts of these resources as part of our biodiesel production.  Increases in the price of natural gas or electricity would harm our business and financial results by increasing our energy costs.

Risks Related to Government Regulation and Subsidization

Federal regulations concerning tax incentives could expire or change, which could cause an erosion of the current competitive strength of the biodiesel industry.

Congress currently provides certain federal tax credits for biodiesel producers and marketers.  The biodiesel industry and our business depend on continuation of these credits.  The credits have supported a market for biodiesel that might disappear without the credits.   These credits may not continue beyond their scheduled expiration date or, if they continue, the incentives may not be at the same level.  The revocation or amendment of any one or more of these tax incentives could adversely affect the future use of biodiesel in a material way, and we cannot assure investors that any of these tax incentives will be continued.  The elimination or reduction of federal tax incentives to the biodiesel industry could have a material adverse impact on our business by making it more costly or difficult for it to produce and sell biodiesel.  If the federal biodiesel tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for biodiesel could result.

Lax enforcement of environmental and energy policy regulations may adversely affect demand for biodiesel.

Our success will depend in part on effective enforcement of existing environmental and energy policy regulations.  Many of our potential customers are unlikely to switch from the use of conventional fuels unless compliance with applicable regulatory requirements leads, directly or indirectly, to the use of biodiesel.  Both additional regulation and enforcement of such regulatory provisions are likely to be vigorously opposed by the entities affected by such requirements.  If existing emissions-reducing standards are weakened, or if governments are not active and effective in enforcing such standards, our business and results of operations could be adversely affected.  Even if the current trend toward more stringent emissions standards continues, we will depend on the ability of biodiesel to satisfy these emissions standards more efficiently than other alternative technologies.  Certain standards imposed by regulatory programs may limit or preclude the use of our products to comply with environmental or energy requirements.  Any decrease in the emission standards or the failure to enforce existing emission standards and other regulations could result in a reduced demand for biodiesel.  A significant decrease in the demand for biodiesel will reduce the price of biodiesel, adversely affect our profitability and decrease the value of your stock.

Costs of compliance with burdensome or changing environmental and operational safety regulations could cause our focus to be diverted away from our business and our results of operations to suffer.

Biodiesel production involves the emission of various airborne pollutants, including particulate matter, carbon monoxide, carbon dioxide, nitrous oxide, volatile organic compounds and sulfur dioxide.  Our plants also will discharge water into the environment.  As a result, we are subject to complicated environmental regulations of the EPA and regulations and permitting requirements of the State of Utah.  These regulations are subject to change and such changes may require additional capital expenditures or increased operating costs.  Consequently, considerable resources may be required to comply with future environmental regulations.  In addition, our biodiesel plants could be subject to environmental nuisance or related claims by employees, property owners or residents near the biodiesel plants arising from air or water discharges.  Environmental and public nuisance claims, or tort claims based on emissions, or increased environmental compliance costs could significantly increase our operating costs.

Our existing and proposed new biodiesel plants will also be subject to federal and state laws regarding occupational safety.  Risks of substantial compliance costs and liabilities are inherent in biodiesel production.  We may be subject to costs and liabilities related to worker safety and job related injuries, some of which may be significant.  Possible future developments, including stricter safety laws for workers and other individuals, regulations and enforcement policies and claims for personal or property damages resulting from operation of the biodiesel plants could reduce the amount of cash that would otherwise be available to further enhance our business.

Risks Related to Our Common Stock

Our common stock price may fluctuate considerably and stockholders may not be able to resell their shares at or above the price at which such shares were purchased.

The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

•                  Inability to manufacture biodiesel fuel as efficiently as we expect due to factors related to costs and supply of feedstock oil and energy;

•                  Factors affecting demand for biodiesel such as price, competition and general economic conditions;

•                  Discontinuation or limitations on state and federal biodiesel subsidies;

•                  Negative public sentiment toward biodiesel production and use;

•                  Environmental restrictions increasing the costs and liabilities of biodiesel production; and

•                  Innovation of other alternative fuel sources.

The stock market in general has experienced extreme price and volume fluctuations.  The market prices of securities of fuel-related companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies.  Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock.  Price volatility might be worse if the trading volume of our common stock is low.

Our common stock may be considered “a penny stock” and may be difficult for you to sell.

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions.  The market price of our common stock has been for much of its trading history since February 2005 and may continue to be less than $5.00 per share, and therefore may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.  In addition, since our common stock is currently traded on the NASD’s OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on our business and operating results. In addition, current and potential stockholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed.

Upon the effectiveness of the Company’s contemplated registration statement, we will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments.

During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404.  In addition, if we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

Our principal stockholders have significant voting power and may take actions that may not be in the best interest of all other stockholders.

Our officers, directors and principal stockholders control approximately 84% of our currently outstanding shares of common stock.  If these stockholders act together, they may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions.  This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.  This concentration of ownership may not be in the best interests of all our stockholders.

Investors should not anticipate receiving cash dividends on our common stock.

We have never declared or paid any cash dividends or distributions on our capital stock.  We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents and under Colorado law could inhibit a takeover at a premium price.

Our certificate of incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.  Accordingly, our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders.  The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

Item 3.02                Unregistered Sales of Equity Securities

Pursuant to the execution of subscription agreements and under the terms of the Share Exchange Agreement, on September 29, 2006, Registrant issued a total of 28,500,000 shares of common stock of the Company to Ron Crafts, John Crawford, Lynn Dean Crawford, Peter Kristensen, Briton McConkie, Capital Group Communications, Inc.; Joseph Martin, LLC; and Sausalito Capital Partners I, LLC in exchange for all the equity interests in DEP.  The shares were issued pursuant to an exemption from registration requirements under Section 4(2) of the 1933 Securities Act.

Item 5.01                Changes in Control of Registrant

In connection with the closing of the Share Exchange Agreement, (i) the Registrant issued an aggregate of 28,500,000 shares of its common stock which resulted in a change of control with respect to its stock ownership and (ii) five new directors were appointed to the Registrant, which represented a change in the majority control of the Board. Please see “Management” and “Principal Stockholders” sections in Item 2.01 above, which set forth the Company’s new principal stockholders and its five newly elected directors as required under Item 5.01.

Item 5.02                Departure of Directors or Principal Officers

On September 29, 2006, Mark E. Massa and Patricia A. Lowe resigned their positions on the Board of Directors (the “Board”) of Better Biodiesel, Inc., a Colorado corporation (the “Company”).  Additionally, Mark E. Massa resigned from his position as Chief Executive Officer.  These resignations are in connection with the consummation of the Share Exchange Agreement with DEP and appointment of new directors, as set forth above and detailed in Section 2.01 of this Form 8-K, and do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

Mr. Massa and Ms. Lowe did not serve on any subcommittees of the Board.  The Company will elect and appoint Ron Crafts as Chairman and Chief Executive Officer of the Company, John Crawford as President, Chief Technology Officer and a Director, Lynn Dean Crawford as Chief Operations Officer; Peter Kristensen as Vice President of Corporate Development and a Director, F. Briton McConkie as Vice President of Business Development and a Director, and David M. Otto as a Director, effective immediately.

Item 9.01                Financial Statements and Exhibits

(a)   Financial statements:  The Company’s financial statements for the period preceding the consummation of the Share Exchange Agreement are available on the SEC website and the post-share exchange proforma financials will be filed in a subsequent Form 8-K within 60 days following this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated September 29, 2006

BETTER BIODIESEL, INC.

By:	/s/ Ron Crafts
Ron Crafts Chief Executive Officer